Exhibit 99.4

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS CONTAINED IN THE MATERIALS MAILED WITH THIS BALLOT.

AIRGATE PCS, INC.

Harris Tower
233 Peachtree St., NE, Suite 1700
Atlanta, Georgia 30303

Tax ID No. 58-2422929

BALLOT FOR ACCEPTING OR REJECTING

PREPACKAGED PLAN OF REORGANIZATION
OF
AIRGATE PCS, INC.
TO BE FILED UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
BALLOT FOR VOTING
SENIOR SUBORDINATED DISCOUNT NOTES
13.5% Senior Subordinated Discount Notes due 2009
CUSIP # [               ]

      If you are a beneficial owner of 13.5% Senior Subordinated Discount Notes due 2009 (the “Senior Subordinated Discount Notes”) issued by AirGate PCS, Inc. (the “Company”), please use this Ballot to cast your vote to accept or reject the Chapter 11 plan of reorganization (the “Plan”), which is being proposed by the Company. The Plan is Annex C to the Prospectus and Solicitation Statement, dated                     , 2003 (the “Prospectus”), which accompanies this Ballot.

      The Plan can be confirmed by the Bankruptcy Court and thereby made binding on creditors and interest holders if it is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of the allowed claims in each class of claims entitled to vote on the Plan that actually vote on the Plan and if it is accepted by the holders of at least two-thirds in amount of equity interests in each class of interests entitled to vote on the Plan that actually vote on the Plan. If any class of claims or interests rejects the Plan or is deemed to reject the Plan, the Bankruptcy Court may nevertheless confirm the Plan if the Bankruptcy Court finds (i) that at least one class of claims that is impaired has accepted the Plan and (ii) that the Plan accords fair and equitable treatment to, and does not discriminate unfairly against, the class or classes rejecting it, and otherwise satisfies the requirements of 11 U.S.C. § 1129(b).

PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY AND RETURN YOUR BALLOT IN THE ENVELOPE PROVIDED.

THE VOTING DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON                     , 2003.

IF YOUR RETURN ENVELOPE IS ADDRESSED TO YOUR NOMINEE, PLEASE ALLOW ADDITIONAL TIME FOR YOUR VOTE TO BE PROCESSED BY THE NOMINEE AND VOTED ON A MASTER BALLOT PRIOR TO THE VOTING DEADLINE.

IMPORTANT

YOU SHOULD REVIEW THE PROSPECTUS AND THE PLAN BEFORE YOU VOTE. YOU MAY WISH TO SEEK LEGAL ADVICE CONCERNING THE PLAN AND YOUR CLASSIFICATION AND TREATMENT UNDER THE PLAN. YOUR SENIOR SUBORDINATED DISCOUNT NOTE CLAIMS HAVE BEEN PLACED IN CLASS 3 UNDER THE PLAN.

PLEASE READ CAREFULLY AND FOLLOW THE ATTACHED INSTRUCTIONS ON RETURNING YOUR BALLOT. THE VOTING DEADLINE BY WHICH YOUR VOTE MUST BE RECEIVED BY THE VOTING AGENT IS 5:00 P.M., NEW YORK TIME, ON                     , 2003, OR THE VOTE REPRESENTED BY YOUR BALLOT WILL NOT BE COUNTED. IF YOU HAVE ANY QUESTIONS, PLEASE CALL THE VOTING AGENT AT [          ]. IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO YOUR FINANCIAL INSTITUTION PLEASE ALLOW SUFFICIENT TIME FOR YOUR FINANCIAL INSTITUTION TO PROCESS YOUR VOTE.

      DO NOT RETURN ANY SECURITIES WITH THIS BALLOT. This Ballot is not a letter of transmittal and may not be used for any purposes other than to cast votes to accept or reject the Plan.

      [Ballot Code]

      You may receive multiple mailings containing Ballots, especially if you own your Senior Subordinated Discount Notes through more than one bank, broker, other intermediary, or agent thereof (each, a “Nominee”). You should vote each Ballot that you receive for all of the Senior Subordinated Discount Notes that you beneficially own.

      You must provide all of the information requested by this Ballot. Failure to do so may result in the disqualification of your vote.

HOW TO VOTE

1.	COMPLETE ITEM 1 (if not already filled out by your Nominee) AND ITEM 2

2.	REVIEW THE CERTIFICATIONS CONTAINED IN ITEM 3.

3.	SIGN THE BALLOT (unless your Ballot has already been signed or “prevalidated” by your Nominee).

4.	RETURN THE BALLOT IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE (if the enclosed envelope is addressed to your Nominee, make sure your Nominee receives your Ballot in time to submit it before the Voting Deadline).

5.	YOU MUST VOTE ALL YOUR SENIOR SUBORDINATED DISCOUNT NOTES EITHER TO ACCEPT OR TO REJECT THE PLAN AND YOU MAY NOT SPLIT YOUR VOTE.

      Item 1. Principal Amount of Senior Subordinated Discount Notes Voted. The undersigned hereby certifies that as of                     , 2003, the undersigned was the either the beneficial owner (or authorized signatory for a beneficial owner), or the Nominee of a beneficial owner, of Senior Subordinated Discount Notes in the following aggregate unpaid principal amount (insert amount in box below). If your Senior Subordinated Discount Notes are held by a Nominee on your behalf and you do not know the amount, please contact your Nominee immediately.

                  $

      Item 2. Vote on Plan. The beneficial owner of the Senior Subordinated Discount Notes identified in Item 1 votes as follows (check one box only — if you do not check a box or if you check more than one box your vote will not be counted):

                ☐ to ACCEPT (votes FOR) the Plan.      ☐ to REJECT (votes AGAINST) the Plan.

      Item 3. Authorization. By returning this Ballot, the beneficial owner of the Senior Subordinated Discount Notes identified in Item 1 hereby certifies that it (a) has full power and authority to vote to accept or reject the Plan with respect to the Senior Subordinated Discount Notes listed in Item 1, (b) was the beneficial owner of the Senior Subordinated Discount Notes described in Item 1 to which this Ballot pertains on                     , 2003, and (c) has received a copy of the Prospectus (including the exhibits thereto) and understands that the solicitation of votes for the Plan is subject to all the terms and conditions set forth in the Prospectus.

Name of Holder:

(Print or Type)

Social Security or Federal Tax I.D. No.:

(Optional)

Signature:

Name of Signatory:

(If Other Than Holder)

By:

(If Appropriate)

Title:

Street Address:

City, State, Zip Code:

Telephone Number:

Date Completed:

      No fees, commissions, or other remuneration will be payable to any broker, dealer, or other person for soliciting votes on the Plan. This Ballot shall not constitute or be deemed a proof of claim or equity interest or an assertion of a claim or equity interest.

YOUR VOTE MUST BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE VOTING AGENT, BY 5:00 P.M., NEW YORK CITY TIME, ON                     , 2003, OR YOUR VOTE WILL NOT BE COUNTED. IF THE ENCLOSED ENVELOPE IS ADDRESSED TO YOUR NOMINEE, MAKE SURE YOUR NOMINEE RECEIVES YOUR BALLOT IN TIME TO SUBMIT IT BEFORE THE VOTING DEADLINE.

      IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED A SENIOR SUBORDINATED DISCOUNT NOTES BALLOT OR ADDITIONAL COPIES OF THE PROSPECTUS, OR OTHER ENCLOSED MATERIALS, PLEASE CALL THE VOTING AGENT AT [          ].

INSTRUCTIONS FOR COMPLETING THE SENIOR SUBORDINATED DISCOUNT NOTES BALLOT

      The Company is soliciting your vote on its proposed Plan, described in and attached as Annex C to the Prospectus accompanying this Ballot. Please review the Prospectus and Plan carefully before you vote. Unless otherwise defined, capitalized terms used herein and in the Ballot have the meanings ascribed to them in the Plan.

      This Ballot does not constitute and shall not be deemed to constitute (a) a proof of claim or interest or (b) an admission by the Company of the nature, validity, or amount of any claim or interest. This Ballot is not a letter of transmittal and may not be used for any purpose other than to cast votes to accept or reject the Plan. Holders should not surrender, at this time, certificates representing their Senior Subordinated Discount Notes, and the Voting Agent will not accept delivery of any certificates surrendered with this Ballot. DO NOT SUBMIT SENIOR SUBORDINATED DISCOUNT NOTES WITH THIS BALLOT.

      To ensure your vote is counted, you must complete, sign and return this Ballot to the address set forth on the enclosed pre-addressed postage-paid envelope provided. Unsigned ballots may not be counted. Ballots (or the Master Ballot completed on your behalf by your Nominee) must be received by the Voting Agent who is                          , at the Voting Agent’s Address which is                     , by 5:00 p.m., New York City Time, on                     , 2003. If you received a return envelope addressed to your Nominee, be sure to return your Ballot early enough for your vote to be processed and then forwarded and received by the Voting Agent by the Voting Deadline. If a Ballot is received after the Voting Deadline, it will not be counted. Except as otherwise provided herein, such delivery will be deemed made only when the original executed Ballot is actually received by the Voting Agent. In all cases, sufficient time should be allowed to assure timely delivery. Delivery of a Ballot by facsimile, e-mail or any other electronic means will not be accepted. No Ballot should be sent to any indenture trustee, transfer agent, or financial advisor of the Company.

      To complete the Ballot properly, take the following steps:

(a) Make sure that the information required by Item 1 has been inserted. If you do not know the face amount of your Senior Subordinated Discount Notes, please contact your Nominee immediately.

(b) Cast your vote either to accept or reject the Plan by checking the proper box in Item 2. Ballots that are signed and returned, but not expressly voted for acceptance or rejection of the Plan, will not be counted. A Ballot accepting or rejecting the Plan may not be revoked after the Voting Deadline.

(c) Read Item 3 carefully.

(d) Sign and date your Ballot (unless your Ballot has already been signed or “prevalidated” by your Nominee).

(e) If you believe that you have received the wrong ballot, please contact the Voting Agent at [ ] or your broker or Nominee immediately.

(f) If you are completing this Ballot on behalf of another person or entity, indicate your relationship with such person or entity and the capacity in which you are signing.

(g) Provide your name and mailing address (i) if different from the printed address that appears on the Ballot, or (ii) if no pre-printed address appears on the Ballot.

(h) Return your Ballot using the enclosed return envelope.